UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2025 (the “Signing Date”), Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, in two closings, for an aggregate purchase price of $82 million, (i) certain senior unsecured convertible notes in the aggregate original principal amount of $82 million (the “Unsecured Notes”), (ii) common stock purchase warrants (the “Common Warrants”) to purchase up to a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), equal to one third of the shares of Common Stock issuable upon conversion of the Unsecured Notes, which is the product of (A) the principal amount of Unsecured Notes issued at a Closing divided by (B) the initial conversion price of the Unsecured Notes, and (iii) at the Initial Closing (as defined below), a number of shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), equal to the lesser of (A) the number of shares of Common Stock into which the Unsecured Notes issued at a Closing are convertible (the “Conversion Shares”) and (B) the product of (1) such Investor’s Note Commitment Amount (as defined in the Purchase Agreement) divided by the aggregate Note Commitment Amounts for all Investors multiplied by (2) Series B Preferred Cap (as defined in the Purchase Agreement). Shares of Series B Preferred Stock may be issued at the Subsequent Closing (as defined below), at the Company’s sole discretion, and subject to the increase in the number of designated shares of Series B Preferred Stock (“Additional Designation”). The initial closing (the “Initial Closing”) is expected to occur on the tenth (10th) business day after the Signing Date (the “Initial Closing Date”) and the subsequent closing (the “Subsequent Closing” and, together with the Initial Closing, each a “Closing” and, collectively, the “Closings”) is expected to occur fifteen (15) business days (the “Subsequent Closing Date” and, together with the Initial Closing Date, each a “Closing Date”) following the later of (i) the effective date of the Initial Registration Statement (as defined below) and (ii) the Stockholder Approval Event (as defined below), in each case, subject to extension pursuant to the terms set forth in the Purchase Agreement. All Closings are subject to the satisfaction of certain closing conditions, including but not limited to, (i) the average daily VWAP (as defined in the Unsecured Notes) of the Common Stock during the five (5) consecutive trading day period ending on the trading day immediately preceding each applicable Closing Date is equal to or greater than $1.00 per share at the time of such Closing, (ii) the value of the average daily trading volume of the Common Stock on the Nasdaq Capital Market must be equal to or greater than Four Million Dollars ($4,000,000) for the five (5) consecutive trading day period ending on the trading day immediately preceding applicable Closing Date and (iii) no event of default existing under any outstanding Unsecured Notes. Pursuant to the Purchase Agreement, the Company also agreed to issue and sell up to an additional $20 million in Unsecured Notes if at any time prior to the Initial Closing, one or more additional Investors join the Purchase Agreement and agree to purchase such Unsecured Notes, associated Common Warrants, and shares of Series B Preferred Stock by executing and delivering to the Company a joinder to the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), the Company agreed to pay an aggregate of $200,000 to Univest Securities, LLC, the placement agent for the offering, one-half of which will be paid upon the Initial Closing and one-half of which will be paid upon the Subsequent Closing. The Unsecured Notes, the Common Warrants, the shares of Common Stock issuable upon exercise of the Common Warrants, the shares of Common Stock issuable pursuant to the terms of the Unsecured Notes and the shares of Series B Preferred Stock are collectively referred to as the “Securities”.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within 45 calendar days of the Initial Closing Date, to register for resale all shares of Common Stock issuable pursuant to the Unsecured Notes issued at the Initial Closing (the “Initial Notes”), and seek effectiveness within 90 days following the Initial Closing Date, and keep such Registration Statement effective at all times until no Investors owns any Initial Notes or shares of Common Stock issuable upon conversion or exercise thereof. In addition, the Company shall have the right, in its sole discretion, to file one or more additional registration statements to register for resale shares of Common Stock issuable upon (i) conversion of the Unsecured Notes issued at the Subsequent Closing and/or exercise of the Common Warrants issued at the Subsequent Closing (each, a “Subsequent Closing Registration Statement” and, collectively, the “Subsequent Closing Registration Statements”) and/or (ii) shares of Common Stock issuable upon exercise of the Common Warrants issued at the Initial Closing.

Unsecured Notes

Maturity Date; Interest.

Pursuant to the Unsecured Notes, interest will commence accruing on the date of issuance (the “Issuance Date”) at the interest rate of 10% per annum and will be computed on the basis of a 360-day year and twelve 30-day months and will be payable on a Conversion Date (as defined in the Unsecured Notes) with respect to the Conversion Amount (as defined in the Unsecured Notes) being converted on such Conversion Date, with any remaining accrued and unpaid interest payable on the fifth anniversary of the issuance date thereof (the “Maturity Date”) (each Conversion Date and Maturity Date, an “Interest Date”).

Interest will be payable to the noteholders on each Interest Date in shares of Common Stock, subject to certain conditions set forth in the Unsecured Notes; provided, however, that the Company may, upon the mutual consent of the Company and the Required Holders (as defined in the Unsecured Notes), pay interest on any Interest Date in cash or in a combination of cash and shares of Common Stock. Prior to the payment of interest on an Interest Date, interest on the Unsecured Notes will accrue at the Interest Rate and will be payable by way of inclusion of the interest in the Conversion Amount on each Conversion Date, or upon any redemption, unless in the event of an event of default, in which case the interest rate of the Unsecured Notes will automatically be increased to 18% per annum (the “Default Rate”). In the event such default has been cured, the Default Rate will cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at the Default Rate during the continuance of that certain default will continue to apply to the extent relating to the days after the occurrence of such default through and including the cure date of such default.

The Maturity Date may be extended by the noteholders under circumstances specified therein. On the Maturity Date, the Company must pay the noteholders an amount in cash representing all outstanding principal, accrued and unpaid interest on such principal and interest and accrued and unpaid Late Charges (as defined in the Unsecured Notes). Other than as specifically permitted by the Unsecured Notes, the Company may not prepay any portion of the outstanding principal and accrued, unpaid interest or accrued and unpaid Late Charges on principal and interest, if any.

Conversion; Conversion at Option of Holder

Each noteholder may convert all, or any portion, of the Unsecured Notes, at any time at such noteholder’s option, into shares of Common Stock, at an initial conversion price per share as set forth in the form of Unsecured Note attached as Exhibit 4.1 hereto (the “Conversion Price”), subject to adjustment as provided in the Unsecured Notes, in an amount equal to 108% of the portion of the (i) principal, (ii) interest, (iii) accrued and unpaid Late Charges with respect to such principal and interest of the Unsecured Note and (iv) other amounts outstanding under the Unsecured Note to be converted, redeemed or otherwise with respect to which such determination is being made.

Adjustments of the Conversion Price

If on each day on which (i) the Initial Registration Statement becomes effective and the prospectus contained therein is available for use (the “Registration Adjustment Event”); (ii) the Subsequent Closing occurs (the “Subsequent Closing Event”); or (iii) the Company obtains stockholder approval in connection with the transactions contemplated by the Purchase Agreement (the “Stockholder Approval Event” and, together with the Registration Adjustment Event and the Subsequent Closing Event, the “Adjustment Events”, and the date on which each Adjustment Event occurs, an “Adjustment Date”), the Conversion Price then in effect is greater than the Closing Bid Price (as defined in the Unsecured Notes) of the Common Stock on the trading day immediately prior to such Adjustment Date (each, an “Adjustment Price”), the Conversion Price will automatically be adjusted to the Adjustment Price.

Floor Price

The Floor Price of the Unsecured Notes is $1.048 per share of Common Stock, subject to the Company’s right to reduce, from time to time, to a price per share not contrary to the rules and regulations promulgated by the Nasdaq Stock Market LLC (“Nasdaq”) (and other adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

Alternate Conversion

Each noteholder may alternatively elect to convert the Unsecured Notes, at any time at such noteholder’s option, into shares of Common Stock at the “Alternate Conversion Price” equal to the lower of:

●	the Conversion Price then in effect; and

●	the greater of:

o	the Floor Price; and

o	the lowest volume weighted average price of the Common Stock during the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Alternate Conversion Floor Amount

If on any Conversion Date, the Conversion Price then in effect would have otherwise been lower than the Floor Price then in effect, the Company is required to pay to each noteholder an amount in cash equal to the product obtained by multiplying (A) the higher of (1) the highest price of the Common Stock on the trading day immediately preceding the applicable Conversion Date and (2) the applicable Alternate Conversion Price, and (B) the difference between (1) the number of shares the noteholder would have received at the Conversion Price as it would have been adjusted notwithstanding the Floor Price and (2) the Floor Price. Alternatively, the Company may, at its option, increase the then outstanding principal amount of the applicable Unsecured Note by such amount.

Limitations on Conversion

Beneficial Ownership Limitation. A noteholder does not have the right to convert any portion of an Unsecured Note to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”), of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the noteholder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Exchange Cap Limitation. Unless the Company obtains the approval of its stockholders in accordance with Nasdaq Listing Rules 5635(d) (19.99% of the outstanding shares of Common Stock on the Signing Date) will be issuable upon conversion or exercise, as applicable, or otherwise pursuant to the terms of the Unsecured Notes.

Redemption Rights

Company Optional Redemption. The Company has the option to redeem the Unsecured Notes at a 10% redemption premium to the greater of (i) the shares of Common Stock then outstanding under the Unsecured Notes and (ii) the equity value of Common Stock underlying the Unsecured Notes. The equity value of Common Stock underlying the Unsecured Notes is calculated using the greatest closing sale price of the Common Stock during the period commencing on the date immediately preceding notice of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy event of default, the Company must immediately redeem in cash all amounts due under the Unsecured Notes at a 25% premium unless the noteholder waives such right to receive such payment.

Common Warrants

The Common Warrants are exercisable immediately upon issuance, and will have a term of five years from such date and an initial exercise price equal to 120% of the initial Closing Price of the Unsecured Notes (the “Exercise Price”), which may be adjusted to the lower of (i) $1.048 and (ii) 120% of the Closing Bid Price of the Common Stock on the trading day ended immediately prior to such Adjustment Date upon Adjustment Events and other certain adjustments as described in the Common Warrants.

Limitations on Exercise. A Common Warrant holder will not have the right to exercise any portion of the Common Warrants to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of the Maximum Percentage of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Common Warrant holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Series B Preferred Stock

Each Investor will be issued at the Initial Closing a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of Conversion Shares held by such noteholder and (ii) the product of (x) such noteholder’s Commitment Percentage (as defined in the Purchase Agreement) multiplied by (y) the Series B Preferred Cap, with the issuance of shares of Series B Preferred Stock at the Subsequent Closing at the Company’s sole discretion and subject to the Additional Designation.

In the event that an adjustment of the Conversion Price pursuant to the terms of the Unsecured Notes results in an increase in the number of Conversion Shares, the Company will issue to each noteholder a number of shares of Series B Preferred Stock equal to the number of such additional Conversion Shares, to the extent such additional Conversion Shares of each noteholder, in the aggregate, is not in excess of the number of authorized but unissued shares of the Company’s preferred stock as of the Signing Date without the approval of the Company’s stockholders to increase the number of authorized shares of the Company’s preferred stock, provided that the Company may, in its sole discretion, increase the Series B Preferred Cap as set forth in the Purchase Agreement, subject to approval of the Company’s stockholders.

Certificate of Designation

The Company has agreed to file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) an amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (as so amended, the “Amended COD”) to designate additional 3,000,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock prior to the Initial Closing. The qualifications, restrictions, and limitations relating to the Series B Preferred Stock remain unchanged under the Amended COD, which was summarized and disclosed in the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2025, which is incorporated herein by reference.

The issuance and sale of the Securities will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this Current Report on Form 8-K to provide information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

The foregoing summaries of the Purchase Agreement, the Unsecured Notes, the Common Warrants, the form of Amended COD, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 10.1, 4.1, 4.2, and 3.1, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 14, 2025, the Company issued a press release with respect to the transactions set forth in Item 1.01 of this Current Report on Form 8-K. A copy of such press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 26, 2025, the Company received a “Wells Notice” from the staff of the Commission stating that the Commission staff made a preliminary determination to recommend that the Commission file an enforcement action against the Company alleging violations of various anti-fraud provisions of the federal securities laws. The Commission staff informed the Company that the alleged violations of anti-fraud provisions of the federal securities laws pertain to purported false or misleading statements in connection with the Company’s 2021 PIPE and SPAC listing, relating to (i) related party transactions, and (ii) Mr. Jia’s (as defined below) role in the Company. An enforcement action may seek an injunction or cease-and-desist order against future violations of provisions of the federal securities laws, the imposition of civil monetary penalties, disgorgement or other equitable relief within the Commission’s authority, or any combination of the foregoing.

On June 27, 2025, Jiawei (Jerry) Wang (“Mr. Wang”), the Global President of the Company, received a Wells Notice from the Commission, and on June 30, 2025, YT Jia, Global Co-Chief Executive Officer (“Mr. Jia”), received a Wells Notice from the Commission. Each of these notices also states that the Commission staff made a preliminary determination to recommend that the Commission file an enforcement action against Mr. Wang and Mr. Jia alleging similar violations in their individual capacities of various anti-fraud provisions of the federal securities laws detailed above. An enforcement action may seek any of the above-referenced remedies, as well as a bar from serving as an officer or director of a public company. Two other former Company employees also received Wells Notices.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law but is a preliminary determination by the Commission staff to recommend to the Commissioners of the Commission that a civil enforcement action or administrative proceeding be brought against the recipients. The Company and, Messrs. Jia and Wang plan to engage with the Commission staff about why an enforcement action is not warranted. If the Commission determines to seek an enforcement action against the Company, Mr. Jia, and/or Mr. Wang, the Commission would need to proceed through a formal process, including formal court process for the director and officer bar, during which the Company, Mr. Jia and/or Mr. Wang, as applicable, could defend themselves.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K Filed with the SEC on April 9, 2025).

3.2	Certificate of Correction of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K Filed with the SEC on April 9, 2025).

4.1*	Form of Unsecured Note.

4.2*	Form of Common Warrant.

10.1*	Securities Purchase Agreement, dated July 14, 2025, by and among Faraday Future Intelligent Electric Inc. and the parties thereto.

99.1*	Press release dated July 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: July 16, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer